Exhibit 10.14
INDEMNITY AGREEMENT
THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of [DATE], by and between Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), and [EXECUTIVE] (“Indemnitee”).
RECITALS
WHEREAS, Indemnitee is either a member of the board of directors of the Company (the “Board”) or an officer of the Company, or both, and in such capacity or capacities is performing a valuable service for the Company;
WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations or other business entities unless they are protected by comprehensive indemnification, advance of expenses and liability insurance, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and because the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;
WHEREAS, the Board has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers or directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify and advance expenses to its directors and officers and to assume for itself to the fullest extent permitted by law expenses and damages related to claims against such officers and directors in connection with their service to the Company;
WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Company is organized, empowers the Company to enter into agreements to indemnify and advance expenses to its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the DGCL is not exclusive;
WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director or officer, or both, of the Company free from undue concern for claims for damages arising out of or related to such services to the Company;
WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that he or she be indemnified and advanced expenses as herein provided;
WHEREAS, this Agreement is a supplement to and in furtherance of the rights to indemnification and advancement of expenses, and related rights, provided in the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the First Amended and Restated Bylaws of the Company (the “Bylaws”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate in full the rights provided herein.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:
TERMS AND CONDITIONS
1.SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed, as applicable. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. This Agreement shall not be deemed an employment contract between the Company (or a Subsidiary (as defined below) of the Company) and Indemnitee.
2.DEFINITIONS. As used in this Agreement:
(a)The term “acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company” and similar phrases shall mean any act or omission by an Indemnitee that has not been finally determined by a non-appealable decision of a court of competent jurisdiction to (i) have been in bad faith or (ii) have believed that such act or omission was materially opposed to the interests of the Company; in the case of a criminal Proceeding, the term “had no reasonable cause to believe Indemnitee’s conduct was unlawful” and similar phrases shall mean any act taken by an Indemnitee that has not been finally determined by a non-appealable decision of a court of competent jurisdiction to have been taken by Indemnitee with knowledge at such time that such action was unlawful, it being understood and agreed that Indemnitee shall be entitled to rely and presumed to have relied on any oral or written advice of counsel to the Company or any other person or entity that such action may not be unlawful.
(b)The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.
(c)The term “agent” shall mean any person who is or was a director, officer or employee of the Company or a Subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company.
(d)The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.
(e)The term “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)Acquisition of Stock by Third Party. Other than a Sponsor Entity (as defined below), any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (A) the change in the relative Beneficial Ownership of the Company’s securities by any Person (as defined below) results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (B) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;
(ii)Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (but excluding for this purpose any individual who becomes a director in settlement of an actual or threatened proxy contest) (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;
(iii)Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or
(iv)Other Events. The merger or consolidation of the Company with any other company or any similar transaction, other than a merger or consolidation or similar transaction which would result in both (x) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or similar transaction, and (y) the members of the Board of the Company immediately prior thereto continuing to represent a majority of the Board of the Company or the surviving entity or its parent immediately after such merger or consolidation or similar transaction.
(f)The term “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or a director, officer, employee, agent, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.
(g)The term “Delaware Court” shall mean the Court of Chancery of the State of Delaware.
(h)The term “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.
(i)The term “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee, trustee or agent.
(j)The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(k)The term “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable and documented attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(l)The term “fines” shall include all fines, including any excise tax assessed on Indemnitee with respect to any employee benefit plan.

(m)The term “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent:  the Company, any Subsidiary of the Company, any Enterprise or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or  any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person or entity who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(n)The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, “Person” shall exclude:  the Company;  any Subsidiaries of the Company;  any employment benefit plan of the Company or of a Subsidiary of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and  any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(o)The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the Corporate Status of Indemnitee or by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting in such Corporate Status, in each case whether or not Indemnitee was serving in any such capacity at the time any Expense, liability or other amount is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement, including any Proceeding threatened or pending on or before the date of this Agreement.
(p)The term “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(q)The term “Sponsor Entities” means Spartan Acquisition Sponsor II LLC and any of its Affiliates and any of their respective managed investment funds and portfolio companies; provided, however, that neither the Company nor any of its Subsidiaries shall be considered Sponsor Entities hereunder.
(r)The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.
3.INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made a party to or a participant (including as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
4.INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made a party to or a participant (including as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a non-appealable decision of a court to be liable to the Company, unless and only to the extent any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.
5.INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee was or is or is threatened to be, by reason of

Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee solely in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred solely in connection with a claim, issue or matter related to any claim, issue or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
6.INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent Indemnitee was or is a witness or deponent in any Proceeding to which Indemnitee was not or is not a party or threatened to be made a party, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.
7.ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.
(a)In addition to, and notwithstanding any limitations on, the indemnification obligations set forth in Sections 3, 4 or 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee was, is or is threatened to be made a party to or a participant (including as a witness, deponent or otherwise) in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) in a Proceeding by or in the right of the Company to procure a judgment in its favor on account of Indemnitee’s conduct which is finally determined by a non-appealable decision of a court to constitute a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.
(b)In addition to, and notwithstanding any limitations on, the indemnification obligations set forth in Sections 3, 4, 5 or 7(a), the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee was, is or is threatened to be made a party to or a participant (including as a witness, deponent or otherwise) in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.
8.CONTRIBUTION.
(a)Whether or not the indemnification provided in Sections 3, 4, 5 or 7 is available, to the fullest extent permitted under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, other than as set forth in Section 9, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
(b)The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(c)The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors, employees or agents of the Company other than Indemnitee who may be jointly liable with Indemnitee.
9.EXCLUSIONS. Notwithstanding any provision in this Agreement but subject to Section 5, the Company shall not be obligated under this Agreement to make any indemnification payment:
(a)in connection with any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, insurance contract or other insurance agreement, except with respect to any excess beyond the amount actually received under any insurance policy, insurance contract or other insurance agreement; it is understood and agreed that pursuant to Section 16(f) that the Company is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Third-Party Indemnitors (as defined below) or others to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary;
(b)in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law, or from the purchase or sale by Indemnitee of such securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002;
(c)except (x) as provided in Section 14(f) hereof or (y) pursuant to any other enforcement of rights of the Indemnitee under this Agreement, the Charter or the Bylaws or other indemnification, advance or exoneration rights, and except for any counterclaims or other claims or Proceedings that would otherwise be subject to indemnification under this Agreement, in connection with the specific claims by Indemnitee in any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless  the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or  the Company provides the indemnification, advance of Expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law;
(d)in connection with any claim made against Indemnitee for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act or any formal policy of the Company adopted by the Board (or a committee thereof), except as provided in Section 5 hereof with respect to indemnification of Expenses in connection with whole or partial success on the merits or otherwise in defending any Proceeding; or
(e)to the extent prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement).
10.ADVANCES OF EXPENSES; DEFENSE OF CLAIM.
(a)Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within the next three (3) months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts if and to the extent it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. This Section 10(a) shall not apply to any claim made by Indemnitee to the extent indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9(c).
(b)The Company will be entitled to participate in the Proceeding at its own expense.
(c)The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.
11.PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.
(a)Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.
(b)Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12 of this Agreement.
(c)The Company shall not be liable to indemnify, hold harmless or exonerate Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).
12.PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.
(a)A determination, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, with respect to Indemnitee’s entitlement to indemnification shall be made promptly in the specific case by one of the following methods:  by a majority vote of the Disinterested Directors, even though less than a quorum of the Board,  by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board,  if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or  with the Indemnitee’s prior written consent, by vote of the stockholders; provided, however, that if a Change in Control shall have occurred, then, at the election of Indemnitee, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel. The Company promptly will advise Indemnitee in writing with respect to any determination Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom. In addition, it is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board, any committee or subgroup of the Board, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
(b)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control has not occurred, the Independent Counsel shall be selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld), and the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request such selection be made by the Board) and approved by the Company (which approval shall not be unreasonably withheld), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, such objection may be asserted only on the ground the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
13.PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
(a)In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.
(b)If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification absent  a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, as such shall have been determined by a final decision of a court that is not subject to appeal, or  a final judicial determination that is not subject to appeal that such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requests in writing and requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(d)For purposes of any determination of good faith, Indemnitee shall, to the fullest extent permitted by law, be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e)The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
14.REMEDIES OF INDEMNITEE.
(a)In the event  a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement,  advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 or Section 14(f) of this Agreement,  no determination of entitlement to indemnification shall have been timely made pursuant to Section 13(b) of this Agreement,  payment of indemnification is not made pursuant to Section 4, 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the

Company of a written request therefor,  a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement,  payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or  payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)In the event a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.
(c)In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(d)If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent  a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, as such shall have been determined by a final decision of a court that is not subject to appeal or a prohibition of such indemnification under applicable law that would have resulted in the person, persons or entity originally empowered or selected under Section 12 of this Agreement determining that Indemnitee was not entitled to indemnification.
(e)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and the Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(f)In any judicial proceeding or arbitration commenced pursuant to this Section 14, any proceeding brought by Indemnitee to recover under any directors’ and officers’ liability insurance policies maintained by the Company, or in the event of any action, suit, or proceeding brought by the Company to recover an advancement of expenses from Indemnitee (whether pursuant to the terms of an undertaking or otherwise), then, to the fullest extent permitted by law, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses incurred by or on behalf of Indemnitee in connection with such judicial proceeding or arbitration or other action, suit, or proceeding, but only if (and only to the extent) Indemnitee prevails therein. If it shall be finally determined in such judicial proceeding or arbitration, or such other action, suit, or proceeding, that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial proceeding or arbitration or such other action, suit, or proceeding shall be appropriately prorated. In addition, the Company shall, within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, advance to Indemnitee all Expenses incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee to enforce rights to indemnification or to an advancement of Expenses hereunder (including pursuant to Section 14(a)) or brought to recover under any directors’ and officers’ liability insurance policies maintained by the Company or in any action, suit, or proceeding brought by the Company to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise); provided, however, that if required by law, Indemnitee shall provide (prior to receiving any advancement of Expenses pursuant to this Section 14(f)) a written undertaking to repay any Expenses so advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.
(g)Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.
15.SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
16.NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)The DGCL, the Charter and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.
(c)To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is or is threatened a party or a participant (including as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided, however, if Indemnitee is or is threatened to be made a party to or a participant in any Proceeding by or in the right of the Company, asserting claims under federal securities laws or otherwise in which the Company may not be able to indemnify Indemnitee under applicable law even if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in a criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful, then the Company shall advance Expenses to Indemnitee in accordance with this Agreement and not, without Indemnitee’s prior written consent, make any claim or seek any recovery, or require Indemnitee to make any claim or seek any recovery, for such Expenses under any insurance policy providing liability insurance for Indemnitee if such claim or recovery would reduce the amount of insurance coverage available thereunder with respect to such Proceeding, it being the intent of the parties hereto that the Company shall advance all Expenses to Indemnitee in accordance with this Agreement in order to maintain the maximum coverage available under such insurance policy in the event the Company is not able to indemnify Indemnitee under applicable law. The foregoing shall not prevent the Company from giving any notices or making any claims under any insurance policy to the extent necessary or advisable to preserve the rights of the Company or Indemnitee under any such policy.
(d)Subject to the proviso in Section 16(c), in the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 16(f),  Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and  the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.
(f)The Company hereby acknowledges that Indemnitee may have rights to indemnification or advancement of Expenses or insurance provided by the Sponsor Entities, Tiger Infrastructure Partners Co-Invest B LLC, its respective Affiliates and any of their respective managed investment funds and portfolio companies (excluding the Company and its subsidiaries) (collectively, the “Tiger Capital Group”), or FTV V, L.P., its

respective Affiliates and any of their respective managed investment funds and portfolio companies (excluding the Company and its subsidiaries) (collectively, the “FTV Capital Group” and, together with the Sponsor Entities and Tiger Capital Group, the “Third-Party Indemnitors”). The Company hereby agrees that  it is the indemnitor of first resort and that the obligations of the Company to Indemnitee are primary and any obligation of the Third-Party Indemnitors or others to provide indemnification for or advancement of Expenses incurred by Indemnitee are secondary, Indemnitee’s right to indemnification under this Agreement and the Charter and the Bylaws, including the right to advancement of Expenses, indemnification, and contribution, shall not be diminished, modified, qualified, or otherwise affected by any right of Indemnitee against any Third-Party Indemnitor or others, and  it irrevocably waives, relinquishes, and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third-Party Indemnitors or others on behalf of the Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third-Party Indemnitors shall have the right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third-Party Indemnitors are third party beneficiaries of the terms of this Section 16(f).
17.DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.
18.SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.ENFORCEMENT AND BINDING EFFECT.
(a)The Company expressly confirms and agrees it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.
(b)Without limiting any of the rights of Indemnitee under the Charter or the Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e)The Company and Indemnitee agree herein a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.
20.MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
21.NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given  if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or  mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:
(b)If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.
(c)If to the Company, to:

Sunlight Financial Holdings Inc.
101 N. Tryon Street, Suite 1000
Charlotte, North Carolina 28246
Attention: General Counsel
Telephone: (704) 954-8765
Email: notices@sunlightfinancial.com
With a copy, which shall not constitute notice, to:
Hunton Andrews Kurth LLP
600 Travis St, Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Telephone: (713) 220-4360
Email: moleary@huntonak.com
or to any other address as may have been furnished to Indemnitee in writing by the Company.
22.APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally:

(a)agree any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country;
(b)consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement;
(c)waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and
(d)waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
23.IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
24.MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25.PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
26.ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.
SUNLIGHT FINANCIAL HOLDINGS INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title:
Address:
    Signature Page to Indemnity Agreement